UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

HEXCEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-8472	94-1109521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238

(Address of principal executive offices, including zip code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	HXL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02.... Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Interim Chief Financial Officer and Principal Financial Officer

As previously disclosed, Patrick Winterlich, Executive Vice President, Chief Financial Officer of Hexcel Corporation (the “Company”) has resigned from his position with the Company, effective November 30, 2025, to pursue another professional opportunity. On November 17, 2025, the Board of Directors of the Company (the “Board”) appointed Michael C. Lenz, to serve as the Company’s Executive Vice President, Interim Chief Financial Officer (“Interim CFO”), effective upon the resignation of Mr. Winterlich. Mr. Lenz is joining the Company on November 19, 2025 to commence work on the transition. He will perform the functions of the Company’s principal financial officer on a temporary basis while the Company continues to search for a permanent successor to the Executive Vice President, Chief Financial Officer role.

Prior to joining the Company, Mr. Lenz, age 62, was Executive Vice President and Chief Financial Officer of FedEx Corp. (“FedEx”) from September 2020 through July 31, 2023, and a Senior Advisor of FedEx until his retirement on December 31, 2023. Previously, Mr. Lenz was Executive Vice President and Chief Financial Officer—Elect of FedEx from June 2020 to September 2020; Corporate Vice President and Treasurer of FedEx from February 2012 to May 2020; Staff Vice President — Strategic Finance of FedEx from 2010 to February 2012; Vice President — Finance of FedEx Office from 2005 to 2010; and held various positions in several finance and commercial areas including investor relations, financial planning and analysis, international planning, and fleet planning at American Airlines, Inc. from 1994 to 2005. Since May 2025, Mr. Lenz has served on the board of directors of Republic Airways and is a member of its audit committee and compensation committee.

Mr. Lenz will receive a base salary of $65,000 per month for a minimum of three months and a cash bonus payable upon completion of his employment with a target amount of 85% of base salary earned for the period of his employment. Mr. Lenz will be eligible to participate in certain retirement and employee benefit plans available to other executive officers of the Company and is entitled to reimbursement of up to $15,000 for legal expenses incurred in connection with finalization of his employment terms with the Company.

There were no arrangements or understandings between Mr. Lenz and any other person pursuant to which he was selected as Interim CFO. Mr. Lenz does not have any family relationships with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hexcel Corporation

Dated: November 17, 2025

By: /s/ Gail E. Lehman

Name: Gail E. Lehman

Title: Executive Vice President, Chief Legal and Sustainability Officer and Secretary